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                                                                     EXHIBIT 5.1

                                  [LETTERHEAD]


January 24, 2000


Quantum Effect Devices, Inc.
3255-3 Scott Boulevard, Suite 200
Santa Clara, California 95054

Ladies and Gentlemen:


You have requested our opinion with respect to certain matters in connection with the filing by Quantum Effect Devices, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus"), and the underwritten public offering of up to 4,278,000 shares of Common Stock, up to 3,450,000 of which are being offered by the Company (the "Common Stock").


In connection with this opinion, we have (i) reviewed the Registration Statement, the Company's Second Amended and Restated Certificate of Incorporation and Bylaws and the originals or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the form of Second Amended and Restated Certificate of Incorporation, as set forth in Exhibit 3.2 of the Registration Statement, shall have been duly filed with the office of the Delaware Secretary of State, and (iii) assumed that the shares of the Common Stock will be sold to the Underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By  /s/ MATTHEW W. SONSINI
    ------------------------------------------
    Matthew W. Sonsini